TERRACE VENTURES INC.
810 Peace Portal Drive, Suite 202
Bellingham, WA 98230

September 26, 2008

To:	PYRO PHARMACEUTICALS, INC.
Attention: Alan M. Schechter
Chairman and Chief Executive Officer

Dear Sirs:

Re:	Business Combination of Terrace Ventures Inc. (“Terrace”) and Pyro Pharmaceuticals, Inc. (“Pyro”)

This will confirm that we have agreed to amend our interim agreement dated July 9, 2008 (the “Agreement”) as follows:

(a)	You have agreed to extend the date in Paragraph 6 of the Agreement to December 31, 2008; and

(b)

We have agreed that notwithstanding the provisions of Paragraph 9 of the Agreement, you shall be entitled to enter into negotiations with or seek other sources of funding and that in the event you wish to pursue an alternative source of funding, you may give us ten (10) business days notice of such fact and in the event that we are unable to close the purchase of Pyro under the Agreement within the 10-day notice period, you will be free to accept the alternate funding and our agreement will be terminated concurrent with your receipt of the alternate funding.

If the foregoing is in accordance with your understanding of our agreement, please sign where indicated below.

Yours truly,

TERRACE VENTURES INC.

Per:	/s/ Howard Thomson
Howard Thomson
President, Secretary and Treasurer

Agreed and accepted as of the 26th day of September, 2008.

PYRO PHARMACEUTICALS, INC.

Per:	/s/ Alan M. Schechter
Alan M. Schechter
Chairman and Chief Executive Officer